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                                                                       Exhibit 7



            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Initial Registration Statement (Form N-6 for LSVUL and LSVUL Elite Series) pertaining to LLANY Separate Account R for Flexible Premium Variable Life Insurance, and to the use therein of our reports dated (a) March 19, 2007, with respect to the 2006 financial statements of Jefferson Pilot LifeAmerica Insurance Company, (b) March 7, 2007, with respect to the 2006 financial statements of LLANY Separate Account R for Flexible Premium Variable Life Insurance, (c) March 19, 2007, with respect to the 2006 financial statements of Lincoln Life & Annuity Company of New York (the former depositor), and (d) April 2, 2007 with respect to the 2006 supplemental financial statements of Lincoln Life & Annuity Company of New York (formerly known as Jefferson Pilot LifeAmerica Insurance Company).

                                                           /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 2, 2007